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                                                                   Exhibit  21.1
                                                                   -------  ----

                              List of Subsidiaries
                              of IMPAC Group, Inc.
                              --------------------

Name                                            Jurisdiction of
----                                            Organization
                                                ------------

AGI Incorporated                                Illinois
Klearfold, Inc.                                 Pennsylvania
KF-Delaware, Inc.                               Delaware
KF-International, Inc.                          U.S. Virgin Islands
IMPAC Europe Limited                            England and Wales
IMPAC Europe Holdings Limited                   England and Wales
Levelprompt Limited                             England and Wales
Thamesdown Colour Limited                       England and Wales
Tinsley Robor Limited                           England and Wales
Tinsley Robor Audio and Computer
 Services Limited                               England and Wales
TR ESOP Trustee Limited                         England and Wales
James Upton Limited                             England and Wales
Tinsley Robor Labels Limited                    England and Wales
IMPAC Sales Limited                             England and Wales
Sonicon Limited                                 England and Wales
Tophurst Properties Limited                     England and Wales
Pinepoint Limited                               England and Wales
Printing Resources Limited                      Ireland
Van de Steeg Packaging B.V.                     The Netherlands
James Upton Holding B.V.                        The Netherlands
James Upton B.V.                                The Netherlands
James Upton GmbH                                Austria
Music Print B.V.                                The Netherlands
Admat Labels Limited                            England and Wales
S. Tinsley & Company Limited                    England and Wales
TRG Graphics Limited                            England and Wales
Arun Labels Limited                             England and Wales
R&B Litho Reproduction Limited                  England and Wales
Icon Communications Limited                     England and Wales
TR Displayprint Limited                         England and Wales
Pinepoint Colour Response Limited               England and Wales
Tinsley Robor Packaging Limited                 England and Wales
Atlantic Packaging LLC                          Delaware
Commercial Lithographing LLC                    Delaware